Exhibit 99.1

VIOLIN MEMORY ANNOUNCES THIRD FISCAL QUARTER 2014 FINANCIAL RESULTS

Record third quarter revenue grew 37% year-over-year

Gross margin of 54% for the quarter, up 1,100 bps year-over-year

32 New End-User Customers Added

SANTA CLARA, CALIF – November 21, 2013 – Violin Memory, Inc. (NYSE: VMEM), provider of memory-based storage systems, today announced financial results for the third fiscal quarter ended October 31, 2013.

Third Quarter Fiscal 2014 Financial Highlights

•	Record revenue of $28.3 million, a year-over-year increase of 37% compared to $20.6 million in the prior year period.

•	GAAP gross profit of $15.4 million, resulting in GAAP gross margin of 54% compared to 43% for the year ago period. Non-GAAP gross profit was $15.6 million, resulting in non-GAAP gross margin of 55% compared to non-GAAP gross margin of 45% for the year ago period.[1]

•	GAAP net loss was $34.1 million, or $0.85 per share, compared to a net loss of $25.4 million, or $1.79 per share for the year ago period. Non-GAAP net loss was $25.4 million, or $0.63 per share, compared to a net loss of $21.3 million, or $1.50 per share for the year ago period.[1]

•	Completion of the Company’s initial public offering and began trading on the New York Stock Exchange under the symbol VMEM. The Company issued 18.0 million shares and realized net proceeds of $145.8 million.

[1]	A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures also is included under the heading “Non-GAAP Financial Measures.”

“Enterprise data center storage is in the early stages of a major transformation to an Enterprise Memory based infrastructure, and Violin is at the forefront of accelerating this transformation,” said Don Basile, CEO of Violin Memory. “Our Enterprise Memory Software and Systems are enabling customers to achieve enormous gains in enterprise application performance, and significant cost savings resulting in new levels of productivity. During the quarter, we added 32 new customers and delivered record revenue and gross margins, even in a challenging Federal spending environment.”

Recent Business Highlights and Product Announcements

•	Launch of the 6264 Flash Memory Array, the next generation of flash memory storage, combining industry-leading flash controller technology with Toshiba’s latest generation of 19nm flash technology.

•	Introduction of the Violin Symphony Data Management System, facilitating scale-out deployment of large numbers of Memory Arrays in the data center with a wide suite of next generation storage management features.

•	Launch of the Maestro Memory Services Software Suite, transforming legacy data center storage to a memory-based infrastructure and bringing speed of memory to enterprise applications running on legacy storage while enabling a seamless transition from disk to a memory-based data center.

•	Optimization of Windows Server 2012 R2 for an all-memory persistent storage solution, setting new standards of performance and economics for large-scale Microsoft based enterprise cloud deployments.

Business Outlook

For the fourth quarter of fiscal 2014, the Company expects:

•	Revenue in the range of $30 to $32 million.

•	Non-GAAP gross margin in the range of 53% to 55%.

•	Non-GAAP operating expenses in the range of $39 to $40 million.

•	Denominator used to compute net loss per share ranging from 82.5 to 83.0 million shares.

This guidance is an estimate only and actual performance could differ. The Company’s financial results historically have been volatile, and a number of uncertainties and other factors may cause the Company’s future results, performance or achievements to be materially different from prior results.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. These non-GAAP financial measures include non-GAAP gross profit, gross margin and net loss. The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors as a supplement to GAAP measures in evaluating its ongoing operational performance. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in its industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that the Company uses may differ from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

The Company defines non-GAAP gross profit, operating loss and net loss as the respective GAAP balances, adjusted for stock-based compensation expense, amortization of acquired intangibles and non-recurring litigation-related settlement charges.

This press release contains forward-looking non-GAAP financial information. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort and due to an inability to make accurate projections and estimates related to certain information needed to calculate, for example, future stock-based compensation expense.

Quarter Results Conference Call

Violin Memory’s executive management team will host a conference call today beginning at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss financial results and business highlights. The call will be webcast, together with the press release, can be accessed via the Violin Memory Investor Relations website at http://investor.vmem.com. A replay will be available two hours after the call on the Violin Memory Investor Relations website or by telephone. A recording will be available for replay at: http://investor.vmem.com. To access the telephone replay, which will be available for one week following the initial call, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter the conference ID # 92990051.

About Violin Memory

Violin Memory is pioneering a new class of high-performance flash-based storage systems that are designed to bring storage performance in-line with high-speed applications, servers and networks. Violin Flash Memory Arrays are specifically designed at each level of the system architecture starting with memory and optimized through the array to leverage the inherent capabilities of flash memory and meet the sustained high-performance requirements of business critical applications, virtualized environments and Big Data solutions in enterprise data centers. Specifically designed for sustained performance with high reliability, Violin Flash Memory Arrays can scale to hundreds of terabytes and millions of IOPS with low, predictable latency. Violin Flash Memory PCIe Cards leverage our persistent memory-based architecture in servers and are optimized for applications that require continuous access to large quantities of low latency persistent memory located directly in servers. Founded in 2005, Violin Memory is headquartered in Santa Clara, California. For more information about Violin Memory products, visit www.vmem.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated revenue, non-GAAP gross margin, non-GAAP operating expenses, the anticipated number of shares used to compute net loss per share for the fourth quarter of fiscal 2014 and the transformation of Enterprise data center storage to an Enterprise Memory based infrastructure. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Violin Memory’s history of large purchases by a limited number of customers; its limited operating history, particularly as a new public company; risks associated with Violin Memory’s rapid revenue growth; its relationship with Toshiba as its sole supplier of flash-based memory; as well as general market, political, economic and business conditions.

Additional risks and uncertainties that could affect Violin Memory’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s final prospectus for its initial public offering, which was filed with the U.S. Securities and Exchange Commission on September 27, 2013, and is available on the Company’s investor relations website at investor.violin-memory.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in Violin Memory’s quarterly report on Form 10-Q and other filings that the company makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Violin Memory does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations Contact

650.396.1525

violin@nmnadvisors.com

Media Contact

Eastwick

Suzanne Chan

415.820.4165

violin@eastwick.com

Condensed Consolidated Statement of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Revenue:
Product revenue	$21,416	$19,325	$67,489	$48,380
Service revenue	6,890	1,271	12,120	2,518

Total revenue	28,306	20,596	79,609	50,898

Cost of revenue:
Cost of product revenue (1)	10,555	10,330	37,293	26,090
Cost of service revenue (1)	2,382	1,354	5,704	2,878

Total cost of revenue	12,937	11,684	42,997	28,968

Gross profit	15,369	8,912	36,612	21,930

Operating expenses:
Sales and marketing (1)	21,299	15,568	58,175	40,454
Research and development (1)	20,111	14,061	54,845	39,076
General and administrative (1)	6,627	4,606	14,777	15,956
Litigation settlement	350	—	350	—

Total operating expenses	48,387	34,235	128,147	95,486

Loss from operations	(33,018)	(25,323)	(91,535)	(73,556)
Other expenses, net	(17)	(43)	(303)	(59)
Interest expense	(1,060)	—	(1,402)	(31)

Loss before income taxes	(34,095)	(25,366)	(93,240)	(73,646)
Income taxes	18	33	45	48

Net loss	$(34,113)	$(25,399)	$(93,285)	$(73,694)

Net loss per share of common stock, basic and diluted	$(0.85)	$(1.79)	$(3.92)	$(5.58)

Shares used in computing net loss per share of common stock, basic and diluted	40,362	14,196	23,809	13,216

(1) Includes stock-based compensation expense, as follows:
Cost of product revenue	$37	$20	$76	$37
Cost of service revenue	124	243	775	345
Sales and marketing	2,101	1,356	5,381	2,895
Research and development	1,828	919	4,448	2,227
General and administrative	4,165	1,575	7,519	7,207

	$8,255	$4,113	$18,199	$12,711

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	Oct. 31, 2013	Jan. 31, 2013
Assets
Current assets:
Cash and cash equivalents	$82,429	$17,378
Short term investments	51,753	—
Accounts receivable, net	23,404	22,012
Inventory	34,372	24,089
Other current assets	4,831	6,020

Total current assets	196,789	69,499
Property and equipment, net	14,376	13,098
Other assets	6,153	5,553

Total assets	$217,318	$88,150

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,716	$15,275
Accrued liabilities	18,795	15,133
Deferred revenue	24,236	6,916

Total current liabilities	63,747	37,324

Long-term deferred revenue	11,794	6,102

Total liabilities	75,541	43,426

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	9
Common stock	8	4
Additional paid-in capital	437,890	247,531
Accumulated other comprehensive loss	(23)	(7)
Accumulated deficit	(296,098)	(202,813)

Total stockholders’ equity	141,777	44,724

Total liabilities and stockholders’ equity	$217,318	$88,150

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited; in thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Gross profit (GAAP)	$15,369	$8,912	$36,612	$21,930
Plus stock-based compensation	161	263	851	382
Plus amortization of acquired intangibles	111	—	333	—

Gross profit (Non-GAAP)	$15,641	$9,175	$37,796	$22,312

Operating loss (GAAP)	$(33,018)	$(25,323)	$(91,535)	$(73,556)
Plus stock-based compensation	8,255	4,113	18,199	12,711
Plus litigation settlement charges	350	—	350	—
Plus amortization of acquired intangibles	111	—	333	—

Operating loss (Non-GAAP)	$(24,302)	$(21,210)	$(72,653)	$(60,845)

Net loss (GAAP)	$(34,113)	$(25,399)	$(93,285)	$(73,694)
Plus stock-based compensation	8,255	4,113	18,199	12,711
Plus litigation settlement charges	350	—	350	—
Plus amortization of acquired intangibles	111	—	333	—

Net loss (Non-GAAP)	$(25,397)	$(21,286)	$(74,403)	$(60,983)

Weighted-average shares outstanding, basic and diluted	40,362	14,196	23,809	13,216

Non-GAAP net loss per common share, basic and diluted	$(0.63)	$(1.50)	$(3.12)	$(4.61)